UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On April 24, 2013, Supernus Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on March 29, 2013.  As of the close of business on March 20, 2013, there were 30,892,070 shares of common stock outstanding and entitled to vote.  The tabulation of votes for each proposal voted on by the stockholders was as follows:

Proposal 1:  Election of Class I Directors, each to serve until the Annual Meeting of the Company in 2016.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jack A. Khattar	22,230,389	26,198	6,788,993
M. James Barrett, Ph.D.	21,767,284	489,303	6,788,993
William A. Nuerge	22,226,027	30,560	6,788,993

Proposal 2:  Ratification of the appointment of Ernest & Young LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstain
28,973,901	6,675	65,004

Item 8.01                                           Other Events

On April 24, 2013, Supernus issued a press release announcing that it intends to offer, subject to market and other considerations,  $75.0 million aggregate principal amount of Convertible Senior Secured Notes due 2019 (the “Convertible Notes”) to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  Supernus also intends to grant to the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $15.0 million aggregate principal amount of the Convertible Notes.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release dated March 24, 2013 of the Company announcing that it intends to offer $75.0 million aggregate principal amount of Convertible Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: April 26, 2013	By:	/s/	Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer